CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 31 to the Registration Statement on Form N-4 (No. 333-139763) (the “Registration Statement”) of RiverSource® New Solutions Variable Annuity of our report dated February 25, 2022 relating to the consolidated financial statements of RiverSource Life Insurance Company and consent to the incorporation by reference in the Registration Statement of our report dated April 22, 2022 relating to the financial statements of each of the divisions of RiverSource Variable Annuity Account indicated in our report, which appear in Post-Effective Amendment No. 26 to the Registration Statement on Form N-4 (No. 333-139760). We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” and we consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 22, 2022